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                          DESCRIPTION OF CAPITAL STOCK

    Our certificate of incorporation was amended in connection with the recapitalization to include a variety of provisions regarding our dual class capital structure. The following table sets forth a general description of the relative rights of the holders of the Class A and Class B common stock as well as the various conversion and exchange provisions of our capital stock. The following description of our capital stock is intended as a summary only and is qualified in its entirety by reference to our amended and restated certificate of incorporation filed with the Registration Statement of which this Prospectus forms a part.

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AUTHORIZED CAPITAL
  STOCK.............  300,000,000 shares

  COMMON STOCK......  - 150,000,000 shares of Class A common stock
                      - 100,000,000 shares of Class B common stock

  PREFERRED STOCK...  - 50,000,000 shares of preferred stock, issuable in series

OUTSTANDING CAPITAL
  STOCK.............  As of the date this Prospectus (without giving effect to this offering), there are 5,584,707 shares of Class A common stock outstanding, 31,750,000 shares of Class B common stock outstanding and no shares of preferred stock outstanding. All of the shares of Class A common stock are held by persons other than Silicon Graphics and its affiliates and all of the shares of Class B common stock are held by
                      Silicon Graphics. All of the shares of Class A common stock and Class
                      B common stock that will be outstanding following this offering will be validly issued, fully paid and nonassessable.

VOTING RIGHTS:

  ELECTION OF
    DIRECTORS.......  - Holders of Class A common stock, voting as a separate class, will be entitled to elect 20% of the directors, and in no event less than one director. Each share of Class A common stock has one vote in the election of such directors.
                      - Holders of Class B common stock, voting as a separate class, will be entitled to elect the remaining directors.
                      - After a Tax-Free Distribution, a person or group of persons acting in concert holding 10% or more of the Class B common stock must own at least an equal percentage of the Class A common stock to exercise its or their Class B common stock voting rights in the election of directors. This provision is designed to ensure that, following a
                        Tax-Free Distribution and for so long as the Class B common stock retains its special voting rights, a holder of such shares will not have voting rights with respect to the election of directors that are significantly disproportionate to its economic interest.
                      - Our certificate of incorporation does not provide for cumulative voting in the election of directors.
  ALL OTHER
    MATTERS.........  Each share of Class A common stock and Class B common stock is entitled to one vote, voting together as a single class, in all other matters submitted to a vote of stockholders (except as otherwise required by law).

DIVIDENDS...........  Holders of Class A common stock and Class B common stock will share, equally on a per share basis, in all dividends declared by the Board of Directors from time to time; provided that with respect to stock dividends, holders of
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                      shares of Class A common stock will only receive shares of Class A common stock and holders of shares of Class B common stock will only receive shares of Class B common stock. The number of shares of Class
                      A common stock and Class B common stock so paid or distributed will be equal in number on a per share basis.

                      We may not subdivide or combine shares of either class of our common stock without at the same time proportionally subdividing or combining shares of the other class.

CONVERSION..........  Shares of Class B common stock are convertible into shares of Class A common stock upon the occurrence of the following events:

                      - Automatically if, prior to a Tax-Free Distribution, such shares are transferred to a person other than Silicon Graphics or one of its subsidiaries.
                      - Automatically if, prior to a Tax-Free Distribution, another entity acquires more than 50% of the voting power of Silicon Graphics in a merger, consolidation or tender offer.
                      - Automatically (1) upon the closing of any transaction prior to a
                        Tax-Free Distribution after which Silicon Graphics owns less than 50%
                        of the total number of shares of Class A common stock and Class B common stock outstanding, unless our independent directors and chief executive officer determine prior to any such transaction that such automatic conversion is not in our interests or the interests of our public stockholders, and (2) in any event if, prior to a Tax-Free
                        Distribution, Silicon Graphics owns less than 30% of the total number of shares of Class A common stock and Class B common stock outstanding. These provisions are intended to ensure that Silicon
                        Graphics retains control of our board of directors only if it has a substantial economic interest in us. These two automatic conversion provisions will not apply following a Tax-Free Distribution.
                      - Automatically immediately prior to the effectiveness of any merger or consolidation of us in which all or substantially all of our capital stock is exchanged for the stock of another entity and our stockholders immediately prior to the merger or consolidation own less than 50% of the outstanding shares of such other entity immediately after such merger or consolidation.
                      - Automatically at any time after the fifth anniversary of a Tax-Free
                        Distribution upon the approval of such conversion by the holders of a majority of the Class A common stock and Class B common stock, voting as a single class.

                      Automatic conversion pursuant to the last two provisions described above will not occur if the inclusion of such provisions in our certificate of incorporation would have a material adverse effect on
                      Silicon Graphics' ability to timely obtain a favorable ruling from the
                      Internal Revenue Service that the distribution to its stockholders of its interest in us would be tax-free.

                      Shares of Class B common stock will not be automatically converted into shares of Class A common stock:

                      - in any transfer effected in connection with a distribution of shares of Class B common stock to stockholders of Silicon Graphics in a transaction intended to qualify as a Tax-Free Distribution, or
                      - in any transfer following a Tax-Free Distribution.

                      Following a Tax-Free Distribution, shares of Class B common stock shall be transferable as Class B common stock, subject to applicable laws.
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                      Prior to a Tax-Free Distribution and for so long as Silicon Graphics or any of its subsidiaries owns any shares of Class B common stock, shares of Class A common stock acquired by Silicon Graphics or any of its subsidiaries will be automatically converted into shares of Class
                      B common stock.

                      All conversions will be effected on a one-for-one basis.

EXCHANGE............  Silicon Graphics will be obligated to exchange all of the outstanding shares of Class B common stock that it owns for shares of Class A common stock on a one-for-one basis if, prior to a Tax-Free
                      Distribution, the Internal Revenue Code is amended to provide, in effect, that, generally, in a tax-free spin-off or split-off of a subsidiary, the distributing company must hold at least 80% of the value of the subsidiary's stock (in addition to 80% of the voting power), and such amendment would apply to a Tax-Free Distribution by
                      Silicon Graphics of its interest in us.

                      At any time following a Tax-Free Distribution, we may exchange all
                      (but not less than all) of the outstanding shares of Class B common stock for shares of Class A common stock on a one-for-one basis;
                      provided, however, that this provision will have no force or effect if the inclusion of this provision in our certificate of incorporation would have a material adverse effect on Silicon Graphics' ability to timely obtain a favorable ruling from the Internal Revenue Service regarding the tax-free status of the Tax-Free Distribution. On May 7,
                      1999, Silicon Graphics delivered to us an opinion of counsel to the effect that the inclusion of this exchange provision in our certificate of incorporation would have such an effect. As a result, this provision has been rendered inoperative pursuant to its terms and, therefore, is unavailable to us to eliminate the dual class capital structure.
MERGERS AND
  REORGANIZATIONS...  All shares of Class A common stock and Class B common stock are entitled to receive equally on a per share basis the same kind and amount of consideration in the event of any merger, reorganization or consolidation of us with any other company; provided, however, that, in the event that all of the shares of Class B common stock have not been converted into or exchanged for shares of Class A common stock, in connection with a merger, reorganization or consolidation of us in which all or substantially all of our common stock will be exchanged for stock of another entity and the transaction is required to be accounted for by the "pooling-of-interests" method, the holders of
                      Class A common stock and Class B common stock will be entitled to receive shares of stock of the acquiring entity based on the relative fair value of a share of the Class A common stock and a share of Class
                      B common stock as of the announcement date for such transaction.

LIQUIDATION.........  All shares of Class A common stock and Class B common stock are entitled to receive equally on a per share basis all assets available for distribution to stockholders.
OTHER
  RIGHTS............  No shares of Class A or Class B common stock are subject to redemption or have preemptive or preferential rights to purchase additional shares of our common stock.

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